CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated February 6, 1998 on the financial statements of Retrospettiva, Inc., and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement.


                                                    AJ. ROBBINS, P.C.
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                    AND CONSULTANTS


Denver, Colorado
March 11, 1999